EXHIBIT 2.1


                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT


     This FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of March 31, 1998, by and among COLUMBIA/HCA HEALTHCARE CORPORATION, a Delaware corporation ("Columbia"), VH HOLDINGS, INC., a Nevada corporation ("Holdings"), GALEN HOLDINGS, INC., a Delaware corporation ("Galen"), and EXPRESS SCRIPTS, INC., a Delaware corporation ("Purchaser").

                                    RECITALS:

     WHEREAS, the parties hereto have entered into that certain Stock Purchase Agreement, dated as of February 19, 1998 (the "Original Agreement"); and

     WHEREAS, the parties wish to amend the Original Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

     1. DEFINITIONS.

     (a) Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

     (b) As used herein, the following terms shall have the meanings indicated below, and where appropriate shall include the singular and plural of the term defined:

     "Agreement" shall mean the Original Agreement as amended by this Amendment.

     "Amendment" shall mean this First Amendment to Stock Purchase Agreement.

     "Original Agreement" shall mean that certain Stock Purchase Agreement, dated as of February 19, 1998, by and among the parties to this Amendment.

     2. AMENDMENT. The Original Agreement is hereby amended in the following respects:

     (a) Schedule 2.2(i) to the Original Agreement is hereby amended by adding the following corporations to such schedule: MedManagement Holdings, Inc., a Nevada corporation, and Value Health Holdings, Inc., a Nevada corporation.

     (b) Section 3.1(b) of the Original Agreement is hereby deleted and replaced in its entirety with the following Sections 3.1(b) and (c):

     "(b) Holdings is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Holdings is a wholly-owned subsidiary of Columbia.

     (c) Galen is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Galen is a wholly-owned subsidiary of Columbia."

     Additionally, all references in the Original Agreement to Galen as a Nevada corporation are changed to reflect that Galen is a Delaware corporation.

     (c) Section 9.4(a) of the Original Agreement is hereby deleted and replaced in its entirety with the following Section 9.4(a):

     "(a) LIABILITY THRESHOLDS. Notwithstanding anything in this Article IX to the contrary, no indemnified Damages with respect to Claims arising out of a breach of Sellers' representations and warranties (other than Claims arising out of a breach of the Title Representations, as such term is defined in Section 9.4(c)(i), to which the Liability Threshold shall not apply) shall be payable pursuant to this Article IX unless and until the aggregate amount of indemnified Damages asserted against Sellers under this Article IX with respect to such Claims equals or exceeds $2,600,000 (the "LIABILITY THRESHOLD"). Once the Liability Threshold for such Claims has been reached, the Indemnitee shall be entitled to the benefit of the indemnity under this Article IX for such Claims to the extent of any and all Damages above the Liability Threshold; provided that the maximum amount of Damages for which Sellers shall be responsible with respect to Claims arising out of breaches of Sellers' representations and warranties (including breaches of the Title Representations) shall be an amount equal to the Purchase Price. For purposes of calculating the Liability Threshold, Damages with respect to Claims arising out of a breach of the Title Representations shall not be counted in determining whether the Liability Threshold has been reached."

     (d) Section 9.4(c)(i) of the Original Agreement is hereby deleted and replaced in its entirety with the following Section 9.4(c)(i):

     "(i) The representations and warranties set forth in this Agreement shall survive the Closing and shall expire eighteen months after the Effective Time; provided that the representations and warranties set forth in Sections
3.2(a)(iii),    3.2(a)(iv),   3.2(b)(iii),   3.2(b)(iv),   3.3(d)   and   3.3(e)
(collectively, the "Title Representations") shall survive without limitation as to time. Except with respect to the Title Representations, no claim for indemnification arising out of a breach of such representations and warranties may be brought after that time."

     (e) Schedule 3.3 to the Original Agreement is hereby deleted and replaced in its entirety with the form of Schedule 3.3 attached hereto as EXHIBIT A.

     (f) Schedule 3.9 is hereby amended by adding the following under the heading "Pending Lawsuits Handled by Value Rx":


MATTER                    VENUE                TYPE         SUMMARY
-------------------------------------------------------------------------------
Sunergeo, Inc. v.        District Court of     Breach of    Complaint filed
Health Care Services,    Harris County,        Contract     3/12/98, not served,
Inc. and ValueRx, Inc.   Texas                              alleging that
                                                            ValueRx breached a
                                                            Prescription
                                                            Agreement by failing
                                                            to make payments due
                                                            February 10, 1998
                                                            and March 10, 1998

     (g) Schedule 3.10 is hereby amended by adding the following as paragraph 2 thereof:

     "2. See Schedule 3.9 regarding allegations by Sunergeo, Inc. that the Company is in breach of a Prescription Agreement, dated August 26, 1992, between Sunergeo and Health Care Services, Inc."

     (h) Schedule 3.12(d) to the Original Agreement is hereby amended by (i) changing the reference to "Schedule 3.12(b)" in such schedule to "Schedule 3.12(d)," and (ii) attaching to such schedule the letters dated January 9, 1998, and February 4, 1998 that are referred to in such schedule (copies of which are attached to this Amendment as EXHIBIT B).

     3. ADDITIONAL AGREEMENTS.

     (a) Notwithstanding the provisions of Section 2.4, the Effective Time shall be 12:01 a.m., April 1, 1998.

     (b) Columbia shall use all reasonable efforts to assist in: (i) the reinstatement of ValueRx of Iowa, Inc. as a corporation in good standing under the laws of the State of Illinois as promptly as practicable; and (ii) obtaining evidence of good standing and payment of franchise taxes by the corporations identified in Exhibit C in the jurisdictions therein specified.

     4. MISCELLANEOUS.

     (a) Except as otherwise specifically set forth in this Amendment, the Original Agreement remains in full force and effect, without modification, amendment or change.

     (b) The respective representations of the parties set forth in Sections 3.4, 3.5, 4.2 and 4.3 of the Original Agreement shall apply to this Amendment.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Stock Purchase Agreement to be executed as of the date first above written.

                                           COLUMBIA/HCA HEALTHCARE CORPORATION

                                            By:  /S/ V. CARL GEORGE
                                            Name:  V. CARL GEORGE
                                            Title:  VICE PRESIDENT

                                            VH HOLDINGS, INC.

                                            By:  /S/ V. CARL GEORGE
                                            Name:  V. CARL GEORGE
                                            Title:  VICE PRESIDENT

                                            GALEN HOLDINGS, INC.

                                            By:  /S/ V. CARL GEORGE
                                            Name:  V. CARL GEORGE
                                            Title:  VICE PRESIDENT

                                            EXPRESS SCRIPTS, INC.

                                            By:  /S/ GEORGE PAZ
                                            Name: GEORGE PAZ
                                            Title: SENIOR VICE PRESIDENT AND CFO

       List of Exhibits to the First Amendment to Stock Purchase Agreement

     1. Exhibit A - Replacement Schedule 3.3 to the Stock Purchase Agreement listing all Value Health Subsidiaries.

     2. Exhibit B - Two letters from Allen Buckley of Troutman Sanders LLP to the Internal Revenue Service regarding the Value Health, Inc. Retirement Savings Plan

     3. Exhibit C - Listing of various Value Health, Inc. subsidiaries and their respective jurisdiction of incorporation.